EXHIBIT 10.16

LEASE ASSUMPTION AGREEMENT

This Lease Assumption Agreement (this “Agreement”) is entered into effective December 31, 2012 (the “Effective Date”) by and between SearchCore, Inc., a Nevada corporation (the “Company”) and RJM BV, a Dutch corporation (“RJM”).  Each of the Company and RJM may be referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Company previously entered into that certain Office Lease Agreement, dated January 17, 2011 (the “Lease”), a copy of which is attached hereto as Exhibit A;

WHEREAS, the Company and RJM entered into that certain Agreement and Plan of Reorganization dated December 11, 2012 (the “Agreement and Plan of Reorganization”), whereby the Company desires to sell and RJM desires to purchase various assets of the Company;

WHEREAS, as partial consideration under the Agreement and Plan of Reorganization, RJM desires to assume the Lease as set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

AGREEMENT

1. As partial consideration under the Agreement and Plan of Reorganization, RJM assumes any and all obligations of the Company contained in the Lease.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the Effective Date.

“Company”	“RJM”

SearchCore, Inc.,	RJM BV,
a Nevada corporation	a Dutch corporation

/s/ James Pakulis	/s/ Mario Lap
By: James Pakulis	By: Mario Lap
Its: President and Chief Executive Officer	Its: President

Exhibit A

Lease